As filed with the Securities and Exchange Commission on September 9, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSUNION

(Exact name of registrant as specified in its charter)

Delaware	61-1678417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 West Adams Street

Chicago, IL 60661

(312) 985-2000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

TransUnion Amended and Restated 2015 Omnibus Incentive Plan

(Full title of the plan)

Heather J. Russell

Executive Vice President, Chief Legal Officer

TransUnion

555 West Adams Street

Chicago, Illinois 60661

(312) 985-2000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Cathy A. Birkeland

Latham and Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Telephone: (312) 876-7700

Telecopy: (312) 993-9767

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	7,000,000	$82.99	$580,930,000.00	$75,404.71

(1)

TransUnion (the “Company” or “Registrant”) is filing this Registration Statement to register 7,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), for issuance under the TransUnion Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of additional Common Stock, which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)

Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s Common Stock on September 8, 2020, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

On May 12, 2020, the Company’s stockholders approved the amendment and restatement of the TransUnion 2015 Omnibus Incentive Plan (as amended and restated, the “Plan”) to, among other things, increase the number of shares of Common Stock available for issuance under the Plan from 5,400,000 shares of Common Stock, which were previously authorized for issuance under the Plan (the “Carryover Shares”), to 12,400,000 shares of Common Stock, and extend the term of the Plan through the tenth anniversary of the date of such amendment and restatement. The Plan was approved by the Board of Directors on February 27, 2020, subject to stockholder approval. The Company is filing this Registration Statement in order to register under the Securities Act the additional 7,000,000 shares of Common Stock authorized for issuance under the Plan. The Carryover Shares were previously registered under the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 25, 2015 (File No. 333-205239) and February 18, 2020 (File No. 333-236476) (together, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of the Prior Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by TransUnion (the “Company” or “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on February  18, 2020, including the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 1, 2020;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the Commission on April 28, 2020;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 filed with the Commission on July 28, 2020;

(d)	The Company’s Current Reports on Form 8-K filed with the Commission on January 16, 2020, February 24, 2020, March 5, 2020, and May 18, 2020; and

(e)	The description of the Company’s common stock included as Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the Commission on February 18, 2020.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

3.1	Third Amended and Restated Certificate of Incorporation of TransUnion (Incorporated by reference to Exhibit 3.1.2 to TransUnion’s Current Report on Form 8-K filed May 18, 2020).

3.2	Third Amended and Restated Bylaws of TransUnion, amended as of May 12, 2020 (Incorporated by reference to Exhibit 3.2 to TransUnion’s Current Report on Form 8-K filed May 18, 2020).

4.2	Description of TransUnion’s securities (Incorporated by reference to Exhibit 4.2 to TransUnion’s Annual Report on Form 10-K for the period ended December 31, 2019, filed February 18, 2020).

4.3	TransUnion Amended and Restated 2015 Amended and Restated Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 to TransUnion’s Current Report on Form 8-K filed May 18, 2020).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP

23.4*	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages to this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on September 9, 2020.

TRANSUNION

By:	/s/ Todd M. Cello
Name:	Todd M. Cello
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Heather J. Russell and Rachel W. Mantz or either of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, including in his or her capacity as a director and/or officer, as the case may be, to sign and file, with the Securities and Exchange Commission, a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any or all of the above-described matters, as fully as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Cartwright	Director, President and Chief Executive Officer	September 9, 2020
Christopher A. Cartwright	(Principal Executive Officer)

/s/ Todd M. Cello	Chief Financial Officer	September 9, 2020
Todd M. Cello	(Principal Financial Officer)

/s/ Timothy Elberfeld	Senior Vice President and Chief Accounting Officer	September 9, 2020
Timothy Elberfeld	(Principal Accounting Officer)

/s/ George M. Awad	Director	September 9, 2020
George M. Awad

/s/ Suzanne P. Clark	Director	September 9, 2020
Suzanne P. Clark

/s/ Kermit R. Crawford	Director	September 9, 2020
Kermit R. Crawford

/s/ Russell P. Fradin	Director	September 9, 2020
Russell P. Fradin

/s/ Pamela A. Joseph	Director	September 9, 2020
Pamela A. Joseph

/s/ Siddharth N. (Bobby) Mehta	Director	September 9, 2020
Siddharth N. (Bobby) Mehta

/s/ Thomas L. Monahan	Director	September 9, 2020
Thomas L. Monahan

/s/ Andrew Prozes	Director	September 9, 2020
Andrew Prozes

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